NLI HOLDINGS ANNOUNCES QUARTERLY DIVIDEND

FOR THE FOURTH QUARTER OF 2026 AT $.10 PER SHARE

DALLAS, TEXAS – October 29, 2026 –  NLI Holdings, Inc. (NYSE: NL) today announced that its board of directors has declared a quarterly dividend of ten cents ($0.10) per share on its common stock, payable on December 15, 2026 to stockholders of record at the close of business on November 19, 2026.

NLI Holdings, Inc. is engaged in the component products (security products, recreational marine components and custom metal fabricated parts) and chemicals (TiO2) businesses.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700